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                                                               EXHIBIT 10.23

                                 PROCESSING AGREEMENT

     This Processing Agreement is effective as of May 1, 1998 (the "Effective Date"), between Imaged Data, Inc., a Texas corporation ("IDI"), having an address of 3150 Premier Drive, Suite 120, Irving, Texas 75063 and the facsimile number 972-751-7708, and Electronic Transmission Corporation a Delaware corporation ("ETC"), having an address of 5025 Arapaho, Suite 515, Dallas, Texas 75248, and the facsimile number 972-980-0929.

     ETC is in the business of receiving, processing, editing and transmitting medical claims of all types electronically to organizations that reprice, adjudicate, and otherwise pay these claims (collectively, "Medical Payors"). In order for ETC to pursue more clients and build its claims network between payors and managed care organizations, ETC must have a resource that can convert paper claims and images into electronic data by extracting the data from various claim forms. IDI is in the business of imaging forms, including medical claims, and extracting the data from these claims by means of a technology known in the computer industry as OCR (Optical Character Recognition). Both ETC and IDI acknowledge that all claims received by ETC and/or IDI cannot be processed using OCR and same will require manual data entry.

     Both ETC and IDI acknowledge that the accuracy of the data extracted is the single most important part of the claim conversion process and are thus dedicated to accuracy above all else. ETC wishes to engage IDI to convert paper medical claims and images of medical claims and to extract the data from these claims accurately from machine-printed HCFA 1500 and UB-92 forms. IDI agrees to accept paper claims or scanned images from ETC or its clients and to extract as much of the data as is required by any given client of ETC. The information extracted will be checked for accuracy and then transmitted to ETC on a timely basis, in a format agreed to by both parties. The time allowed to process any given group of claims will be determined by the need of the clients and will be approved in advance by IDI. ETC will pay IDI $0.20 per claim sheet to image printed claim forms or to accept an image of a claim form and extract the data and transmit the data to ETC for further processing. Subsequent pricing arrangements will be submitted to IDI in writing by ETC and approved by IDI in advance and will be subject to the terms and conditions of this Agreement.

     ETC will pay to IDI the amount of $8,000.00 each month, due no later than the fifteenth day of that month, to represent fixed-fee payment in advance for the first 40,000 claims processed by IDI. This monthly advance amount shall be due from ETC without any further notice or invoice needed from IDI. At the end of each month, IDI will reconcile the actual number of claims processed during that month against the 40,000 claim budget, and shall issue an invoice to ETC which wall show either: (a) if the actual number of claims processed is less than 40,000, a credit due to ETC for $0.20 multiplied by the difference between 40,000 and the actual number of claims processed that month, which credit may be applied by ETC against the following month's fixed-fee payment in advance; or (b) if the actual number of claims processed is greater than 40,000, a balance due from ETC to IDI for $0.20 multiplied by the difference between 40,000 and the actual number of claims processed that month. If the end-of-the-month invoice reflects a balance due from ETC to IDI, ETC will pay IDI the full amount of the invoice within 30 days of the date of the invoice,

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without regard to any payment arrangements between ETC and its clients. Any fixed-fee payment in advance which remains unpaid after the fifteenth of the month, and/or any invoice, or any portion thereof, which remains unpaid after 30 days, will constitute a breach of this Agreement, and will entitle IDI, in addition to any other remedies set forth herein, to interest on the unpaid amount at the rate of prime as of the date of the invoice. For any month in which interest is due, "prime" shall be defined for that entire month as the prime rate of interest published in the Wall Street Journal on the first business day of that month.

     ETC and IDI agree that, during the term of this Agreement, ETC will be the exclusive agent for medical claims for IDI. For all medical forms processed, imaged, archived, or otherwise processed by IDI for any customer other than ETC, IDI will pay to ETC a royalty of five percent (5%) of the gross revenue paid to IDI. The parties expressly agree that ETC's entitlement to this royalty will end with the termination of this Agreement.

     This Agreement shall be effective for a term of one year following the Effective Date (the "Term"). Such Term shall be automatically extended for successive one year periods unless IDI or ETC gives at least 60 days advance written notice to the other party prior to the annual anniversary of the Effective Date that the Agreement will not be so extended. This Agreement may only be terminated by either party hereto as follows. WITHOUT CAUSE: Either party may give notice of non-renewal to the other party as provided herein, and the Agreement will terminate automatically on the annual anniversary of its Effective Date. WITH CAUSE: (a) If any party breaches any provision of this Agreement, the non-breaching party, after written notice of breach and upon failure of the breaching party to cure the breach within 10 business days after the notice of breach, may immediately terminate this Agreement; or
(b) If either party files for bankruptcy, becomes insolvent, or makes an assignment for the benefit of any creditor, the other party may immediately terminate this Agreement. Any indulgence, forbearance, or delay by the party entitled to terminate the Agreement shall not constitute a waiver of that party's right to terminate the Agreement. A party's termination of this Agreement shall not effect that party's right to enforce the terms of the Agreement up to the time of termination, including but not limited to recovery of payment for any services rendered thereunder.

     BREACH. In addition to any other rights hereunder, if any party breaches any provision of this Agreement, the non-breaching party shall be entitled to institute a lawsuit to recover its damages caused by the breach, plus reasonable attorney's fees and costs. However, the parties agree that the liability for any error in the processing of any medical claim shall be limited to the cost paid by or due from ETC to IDI for processing the disputed claim. At its sole option, ETC may seek to have IDI re-process the disputed claim at no additional charge hereunder, in lieu of seeking damages hereunder. In any event, neither party shall be entitled to exemplary, special, or consequential damages, or future lost profits, alleged to have been caused by the other party's breach.

     All notices hereunder shall be in writing and delivered personally or sent by: the U.S. Mail; any nationally-recognized express package delivery service (such as Federal Express, UPS, Airborne, etc.); facsimile with written confirmation of receipt by the other party; or any recognized

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local courier service with written confirmation of receipt by the other party, to the address set forth above or to any other address as any party may hereafter set for itself in writing to the other party.

     This Agreement constitutes the entire agreement between the parties, and supersedes and replaces any and all prior, contemporaneous, or existing agreements, understandings, or arrangements between the parties, including but not limited to that Processing Agreement dated November 15, 1995 (the "Prior Processing Agreement"), except as follows: (a) that Promissory Note given to IDI by ETC, dated May 4, 1998, shall remain in full force and effect and is incorporated herein by reference thereto; and (b) IDI's invoice to ETC for all work performed in April, 1998, under the Prior Processing Agreement shall survive and shall be subject to the terms and conditions of this Agreement, including the payment terms for end-of-the-month invoices.

     This Agreement may be amended, waived, or supplemented in whole or in part only by written instrument executed by both parties hereto. No party may assign this Agreement or its rights or responsibilities hereunder without the advance written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, administrators, and assigns, and any other entity in which they have or may acquire a monetary interest.

     This Agreement may be executed by the parties in multiple counterparts, including by facsimile, each of which shall be an original but all of which together shall constitute a single instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

     IN WITNESS WHEREOF, each party hereto has caused this Agreement to be duly executed and delivered by its duly authorized representatives, on and effective as of the Effective Date.

ELECTRONIC TRANSMISSION            IMAGED DATA, INC.
CORPORATION


By:  /s/ TIM POWELL                 By:  /s/ EDWARD S. ARNING
   ------------------------------      -------------------------------------
     (Signature Of Representative)       (Signature of Representative)


Name: /s/ TIM POWELL                Name: /s/ EDWARD S. ARNING
     -----------------------------       -----------------------------------
      (Typed or Printed Name              (Typed or Printed Name
        of Representative)                   of Representative)


Its:  Executive Vice President      Its:  President
     -----------------------------       -----------------------------------
      (Title of Representative)           (Title of Representative)

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                                PROMISSORY NOTE

$20,757.70                                County of Dallas

4-May-98                                  State of Texas

     For value received, Electronic Transmission Corporation (ETC) hereinafter referred to as "Maker" promises to pay to the order of IMAGED DATA, INC. (IDI) located at 3150 Premier Dr. Suite 120, Irving, TX, Dallas County, hereinafter referred to as "Payee," the principal sum of Twenty Thousand Dollars ($20,757.70), (reflecting processing services Payee completed on behalf of Maker during the first three months of 1998) with interest accruing at a rate of 9% per annum. This note is to be paid in 6 equal installments of $3,551 payable on the first day of each month starting on the 1st day of June, 1998.

     Demand, presentment, protest, notice of protest and notice of dishonor are hereby waived.

     This Note shall be governed by and construed in accordance with the laws of the State of Texas. This Promissory Note shall be non-negotiable, and shall remain exclusively in the hands of Payee, or Payee's successor, assigns, heirs, or beneficiaries.

     On the happening of any of the following events, each of which shall constitute an Event of Default under this Note, all liabilities of Maker to Payee shall be accelerated, and become immediately due and payable, at the option of Payee:

1) failure of Maker to perform under the Processing Agreement executed on or about this date;

2)   filing of any petition in bankruptcy by or against Maker;

3) application for appointment of a receiver for, making of a general assignment for the benefit of creditors by, or insolvency of Maker; or

4) determination by Payee that a material adverse change has occurred in the financial condition of Maker.

     On occurrence of any such event or at any time thereafter, payee shall have the remedies to which Payee would be entitled under the Uniform Commercial Code of the State of Texas. Payee may waive any default before or after default has been declared without impairing its right to declare subsequent default under this Note, this right being a continuing one.

     Maker waives protest to this Note. If this Note is not paid as due, Maker agrees to pay all costs and expenses of collection, including reasonable attorney's


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fees. Payee shall in no event be liable to any party for failure to collect this Note, in whole or in part.

Executed under hand and seal with 11th day of May, 1998.

                         MAKER:
                         Electronic Transmission Corporation
                         By:

                           /s/ TIM POWELL
                         ------------------------------------

                         Name(print) Tim Powell
                                    -------------------------

                         Title:  Executive Vice President
                               ------------------------------


                         ------------------------------------
                         (Corporate Seal)